Total Loan Portfolio Composition

Total: $3.9 Billion



Consumer, 9%
Home Equity, 6%
Residential Real Estate, 5%
C&I Loans, 20%
Construction Loans, 20%
CRE Loans, 40%



Commercial
Consumer
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$783 $793
$1,578 $1,545
$758 $745
$207 $198
$240 $242
$336 $358
C&I Loans
CRE Loans
Construction Loans*
Residential Real Estate
Home Equity
Consumer
Q1-2008
Q2-2008

*Construction loans include loans for developments that are 100% completed and making payments.

AMCORE Bank

Total Commercial Loan Portfolio Breakdown



$'s of Outstanding Commercial Loans ($3.1 billion)
CRE & Construction Loans
C & I Loans
Millions
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$-
$758.3 $744.6
$78.8 $73.0
$163.8 $163.7
$202.8 $206.5
$1,132.8
$1,102.4
$57.6 $56.4
$709.8 $713.1
$15.8$23.8
Construction, Land Development & Other Land Loans
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q1 - 2008
Q2 - 2008



$'s of Non-accrual Loans ($165 million vs. $108 million in Q1)
Concentration Focus
both in terms of outstanding balances and non-accrual loans
Millions
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$-
$88.1
$53.7
$0.1 $0.1
$10.7$12.1
$9.1 $10.4
$43.7
$28.1
$0.2$0.2
$5.9 $10.1
$- $-
Construction, Land Development & Other Land Loans
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q1 - 2008
Q2 - 2008

Commercial Construction, Land Development & Other Land Loans

Composition Analysis

Loans = $745 Million



5+ Family Unit Construction 2%
All Else 13%
Mixed Use 3%
GBSA & RE 8%
Land Developers 30%
Condo 4%
Spec Homes 6%
Vacant Undeveloped Land 27%
1-4 Family Construction7%

All Else is comprised of several categories no one larger than 3% of the portfolio such as offices, strip malls, churches, and warehouses.

AMCORE Bank

Loans Secured by Non-Farm Non-Residential Properties

Composition Analysis

Loans = $1,102 Million



Retail Store 7%
Restaurant 4%
All Else 3%
Office 19%
C&I RE Secured 10%
C&I GBSA & RE 12%
Strip Mall 9%
Industrial Warehouse 9%
Gas Station 7%
Manufacturing Facility 6%
Other Specialty Facility 14%

AMCORE Bank